UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)
October 27, 2008

GLOBAL GREEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198
(State or other jurisdiction of incorporation)	(Commission File No.)

789 West Pender Street, Suite 1010
Vancouver, British Columbia
Canada   V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

Global Green Solutions Inc. and its wholly owned subsidiary, Global Greensteam LLC are seeking financing for their Aera project.  The project is a $75 million biomass to steam generating facility (the “Project” or the “Aera Project”) located in Bakersfield, CA, of which Aera Energy LLC, the customer, is providing $3 million.  The total external funds required are therefore $72 million.  This funding will be a combination of third party debt and equity.  Construction of the Project will begin when initial financing has been secured and will extend for a period of thirty months.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description

	99.1	Global Greensteam LLC Aera Project Financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 27th day of October, 2008.

GLOBAL GREEN SOLUTIONS INC.

BY:	“Arnold Hughes”
Arnold Hughes
Principal Financial Officer, Principal Accounting Officer and Treasurer